Exhibit 10.38

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE is made as of the 1ST day of January, 2007 (“Effective Date”), by and between ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is c/o Kojaian Management Corporation, 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304-2876 (“Landlord”), and ARIBA, INC., a Delaware corporation, successor by merger to FreeMarkets, Inc., whose address is 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated October 21, 1998, as amended by First Amendment to Lease dated March 30, 1999, Second Amendment to Lease dated July 20, 1999, Third Amendment to Lease dated March 13, 2000 (hereinafter referred to as the “Third Amendment”), Fourth Amendment to Lease dated July 10, 2002, and Fifth Amendment to Lease dated October 31, 2004 (hereinafter collectively referred to as the “Lease”), pursuant to which Tenant leases space in One Oliver Plaza (formerly named FreeMarkets Center), Pittsburgh, Pennsylvania; and

WHEREAS, Tenant wishes to surrender to Landlord portions of the Premises consisting of the entire twenty-first (21st), twenty-sixth (26th), twenty-seventh (27th), twenty-eighth (28th) and twenty-ninth (29th) floors of the Building, containing 91,065 square feet (hereinafter referred to as the “Surrendered Premises”), and Landlord is willing to accept such surrender upon the terms and conditions hereof; and

WHEREAS, upon the surrender of the Surrendered Premises, the Premises shall consist of the entire twentieth (20th), twenty-second (22nd), twenty-third (23rd), twenty-fourth (24th) and twenty-fifth (25th) floors of the Building, containing 90,983 rentable square feet (hereinafter referred to as the “Remaining Premises”); and

WHEREAS, the parties wish to extend the Term so that the same expires December 31, 2017; and

WHEREAS, the parties wish to further amend the Lease as herein provided; and

WHEREAS, Tenant instituted a suit against Landlord in the Court of Common Pleas of Allegheny County, Pennsylvania (Case Number GD-06-18971) (hereinafter referred to as the “Litigation”), relating to certain disputes which have arisen under the Lease; and

WHEREAS, this Sixth Amendment and the Settlement Agreement and Mutual Release between the parties, which is being executed by them simultaneously herewith, resolves all of such disputes.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. All terms used herein, and not otherwise defined, shall have the same meanings ascribed to them in the Lease.

2. On or before the execution and delivery of this Sixth Amendment, Tenant has paid to Landlord all rent due for the month of January, 2007 for each of the ten (10) floors under which Tenant is currently obligated, pursuant to the terms of the Lease. Pursuant to the terms of this Sixth Amendment, Tenant will be obligated to pay rent for only five (5) floors. Tenant shall receive a credit against the February, 2007 rent due in the amount of the excess rent paid by it in January, 2007 for floors 21, 26, 27, 28 and 29. The credit to Tenant for February, 2007 shall be in the amount of One Hundred Ninety Eight Thousand Three Hundred Forty Six and 74/100 Dollars ($198,346.74).

3. Simultaneously with the execution and delivery of this Sixth Amendment, in consideration for Landlord’s accepting the surrender of the Surrendered Premises as herein provided, the settlement of the Litigation and other concessions made by Landlord to Tenant relating to the Lease, Tenant shall pay to Landlord the sum of Five Million Four Hundred Thirty-One Thousand Four Hundred Thirty-Five Dollars ($5,431,435.00)

4.(a) On or before January 1, 2007, Tenant shall surrender the Surrendered Premises to Landlord in the condition required pursuant to Section 27.01 of the Lease as if the Lease had been terminated with respect to the Surrendered Premises, including the removal of all of Tenant’s property therefrom except for the Surrendered Furniture; provided, however, that Tenant shall not be obligated to remove any alterations, improvements, additions or fixtures (except trade fixtures), including, but not limited to, wiring or cabling systems, HVAC systems and permanently installed mechanical equipment, all of which shall remain on the Surrendered Premises upon surrender.

(b) Upon the earlier to occur of December 31, 2007 or upon Landlord releasing the Surrendered Premises, Landlord shall either notify Tenant (i) to remove all of the office furniture located in the Surrendered Premises (hereinafter referred to as the “ Surrendered Furniture”), in which case Tenant shall remove the same from the Surrendered Premises, at its sole cost and expense, and repair any damage resulting therefrom to the Surrendered Premises and/or the Building within thirty (30) days after such notice, or (ii) that Landlord will accept a conveyance of the Surrendered Furniture, in which case, Tenant shall convey the Surrendered Furniture by bill of sale in the form of Exhibit “A” hereto in its current “as is,” “where is” condition without any representations or warranty except as to Tenant’s ownership thereof and Tenant’s right to convey the same to Landlord. Such conveyance shall be made by Tenant to Landlord within ten (10) days after such notice. Tenant shall release Landlord from all liability as it relates to the Surrendered Furniture, specifically with reference to damage or loss of the same during the pendency of the period above-described.

(c) Effective January 1, 2007, the Remaining Premises shall constitute the Premises for all purposes of the Lease.

5. The Term of the Lease is hereby extended through and including December 31, 2017, subject to earlier extension or termination as provided in the Lease.

6. Effective January 1, 2007, the Base Rent shall be as follows:

Period	Rate Per Square Foot	Annual	Monthly
1/1/07-5/31/07	$24.61	$2,239,091.64	$186,590.97
6/1/07-5/31/08	$25.35	$2,306,419.08	$192,201.59
6/1/08-5/31/09	$26.11	$2,375,566.08	$197,963.84
6/1/09-5/31/10	$26.89	$2,446,532.88	$203,877.74
6/1/10-5/31/12	$21.25	$1,933,388.76	$161,115.73
6/1/12-5/31/14	$21.75	$1,978,880.28	$164,906.69
6/1/14-5/31/16	$22.25	$2,024,371.80	$168,697.65
6/1/16-12/31/17	$22.75	$2,069,863.20	$172,488.60

7. (a) Effective January 1, 2007, Tenant’s Share of Operating Expenses shall be 14.23% and Tenant’s Share of Taxes shall be 14.23%.

(b) From January 1, 2007, through and including May 31, 2010, the Base Year shall continue to be the calendar year ending December 31, 1999, and effective June 1, 2010, the Base Year shall be the calendar year ending December 31, 2010.

(c) (i) For purposes of this Paragraph 7(c), snow removal, insurance, utility costs and any items which Landlord capitalizes in order to determine Operating Expenses are hereinafter referred to as “Special Costs.” Operating Expenses exclusive of Special Costs are hereinafter referred to as “Capped Costs.”

(ii) Notwithstanding anything to the contrary set forth in Section 5.01 of the Lease, Tenant’s Share of Capped Costs for each of the 2007 through 2010 calendar years (with 2010 computed on a prorata basis through May 31, 2010), inclusive, and for each of the 2011 through 2017 calendar years, inclusive, shall not exceed one hundred ten percent (110%) of the Capped Costs for the immediately preceding calendar year. It is understood and agreed that the foregoing shall not be construed to limit and Tenant shall at all times be required to pay Tenant’s full share of the Special Costs included within Operating Expenses.

8. Effective January 1, 2007, the phrase “all charges for the utility(ies) consumed upon the Premises and” shall be deleted from the second line of Section 11.11 of the Lease.

9. (a) Effective January 1, 2007, the phrase “including electricity for computer floors, supplemental HVAC and other special installations” shall be added after the word “Premises” on the sixth line of Section 12.01 of the Lease.

(b) Effective January 1, 2007, the sentence beginning on the thirteenth line of Section 12.01 of the Lease (“For computer floors, . . . ..”) shall be deleted.

(c) Notwithstanding anything herein contained to the contrary, so long as Tenant’s signs remain on the top of the Building as provided in Paragraph 10 hereof, Tenant shall pay the metered electric charges relating to such signs.

10. (a) Effective January 1, 2007, all of Tenant’s rights to building signage on the top of the Building shall be void and of no further force or effect, but Landlord may, at its sole and absolute discretion, leave Tenant’s existing building signs in place.

(b) At any time subsequent to January 1, 2007, upon prior written notice to Tenant, Landlord shall have the right to remove all of Tenant’s building signs from the top of the Building, at Landlord’s sole cost and expense, including disposal.

(c) In the event Landlord removes Tenant’s building signs from the top of the Building on or before May 31, 2010, upon such removal, Landlord shall pay to Tenant the sum of One Hundred Thousand Dollars ($100,000.00).

(d) Notwithstanding anything to the contrary set forth in the Lease, Landlord shall have the right to designate the name of the Building, as Landlord shall determine in its sole and absolute discretion.

11. Effective January 1, 2007, the phrase “the willful misconduct or” shall be inserted after the word “to” on the sixth line of Section 17.01 of the Lease.

12. Effective January 1, 2007, the phrase “the willful misconduct or” shall be inserted after the word “to” on the seventh line of Section 17.02 of the Lease.

13. Effective January 1, 2007, the word “without” shall be deleted from the fourth line of Section 24.01(c) of the Lease and the phrase “with written” shall be substituted therefor.

14. Notwithstanding anything to the contrary set forth in Article 13 or Section 27.01 of the Lease, Tenant shall not be obligated to remove any alterations, improvements, additions or fixtures (except trade fixtures), including, but not limited to, wiring or cabling systems, HVAC systems and permanently installed equipment in existence at the Premises on January 1, 2007, all of which shall remain on the Premises upon surrender of the Premises.

15. Effective January 1, 2007, the address to which notices to the parties are to be sent pursuant to Section 29.01 of the Lease shall be deleted and the following shall be substituted therefore:

If to Tenant:	Ariba, Inc.
807 11th Avenue
Sunnyvale, California 94089
Attention: General Counsel

And to:	Ariba, Inc.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Attention: Real Estate Manager

And to:	Curtin & Heefner, LIP
250 North Pennsylvania Avenue
Morrisville, Pennsylvania 19067
Attention: Maureen Burke Carlton, Esq.

If to Landlord:	One Oliver Associates Limited Partnership
c/o Kojaian Management Corporation
39400 Woodward Avenue, Suite 250
Bloomfield Hills, Michigan 48304-5155

And to:	Grubb & Ellis Real Estate Management
26555 Evergreen Road, Suite 500
Southfield, Michigan 48076

And to:	Grubb & Ellis Company
600 Six PPG Place
Pittsburgh, Pennsylvania 15222

16. Effective January 1, 2007, the following shall be added to the end of Section 35.13 of the Lease:

Notwithstanding the above, the restriction on divulging information to any third party shall not apply in the event Tenant enters into a sub-lease or assigns its rights under the Lease in accordance with the terms of this Lease. In such event, Tenant shall be permitted to attach a copy of this Lease to such sub-lease or assignment and shall be permitted to disclose the terms, covenants and conditions of this Lease without any limitation.

17. Effective January 1, 2007, Sections 37.02 and 37.03 of the Lease shall be deleted.

18.(a) Landlord shall make the sum of up to Six Hundred Thirty Thousand Dollars ($630,000) available to Tenant for renovations to the Premises commencing on or after June 1, 2010 (hereinafter referred to as the “Reimbursable Renovations”), in accordance with Section 13.02 of the Lease, this Paragraph 18 and Exhibit “B” to the Third Amendment (hereinafter referred to as the “Construction Exhibit”). In the event of any conflict between the terms of Section 13.02 of the Lease, this Paragraph 18, the more restrictive provision shall govern. For purposes of the Construction Exhibit, the “Reimbursable Renovations” shall be deemed the “Initial Alterations,” the portion of the “Premises” upon which the Reimbursable Renovations are being conducted shall be deemed to be the “Additional Premises III” and this “Sixth Amendment” shall be deemed the “Third Amendment.” Notwithstanding anything to the contrary contained in Section 13.02 of the Lease, this Paragraph 18 and/or the Construction Exhibit, Tenant may make cosmetic alterations to the Premises, such as painting and recarpeting, without engaging a general contractor and shall be entitled to reimbursement therefor pursuant to this Paragraph 18 without an architect’s certification.

(b)(i) Tenant shall submit plans and specifications for the Reimbursable Renovations for review and approval by Landlord, which approval shall not be unreasonably withheld or delayed, in accordance with Section IV of the Construction Exhibit.

(ii) Tenant shall hire a general contractor (the “GC”), reasonably approved by Landlord, to undertake the construction of the Reimbursable Renovations. Tenant and/or the GC will engage only reputable subcontractors approved in writing by Landlord relating to structural work, HVAC, electrical, plumbing and roofing work, and Landlord shall not unreasonably withhold such approval. Landlord shall not charge Tenant coordination or contractor supervision fees.

(iii) Tenant shall comply with all applicable Building Codes and requirements of insurance underwriters, including sprinklers, smoke detectors and compartmentalization as required in construction of the Reimbursable Renovations.

(iv) Prior to the commencement of construction, Tenant and the GC shall have entered into a written contract for the performance of the Reimbursable Renovations and Tenant will cause the GC to agree in a written instrument acceptable to Landlord, in its reasonable discretion, to be bound by all of the following terms and conditions:

(A) The GC shall send copies of all notices of default sent by the GC to Tenant pursuant to the construction contract between the GC and Tenant (the “Construction Contract”) to Landlord and no such notice shall be effective for any purpose unless and until a copy thereof shall have been received by Landlord.

(B) Tenant and the GC acknowledge that the GC shall have no lien rights against Landlord’s interest in the Premises or any part thereof.

(C) Nothing contained herein shall in any event or under any circumstances be construed as an assumption, in whole or in part, by Landlord of any of the obligations or liabilities of Tenant under the Construction Contract.

Tenant shall provide Landlord with signed copies of the Construction Contract and an instrument evidencing the GC’s agreement to the foregoing conditions.

(c) Upon the completion of each distinct project constituting a Reimbursable Renovation (as Landlord and Tenant shall reasonably designate such distinct projects), in accordance with Section 5.2 of the Construction Exhibit (with such “distinct project” being substituted for “Floor” or “Floor of Additional Premises” therein), Landlord shall reimburse Tenant the actual and reasonable cost thereof within thirty (30) days after receipt of the items designated in such Section 5.2 and a written request for payment of such amount.

19. Landlord agrees to pay Tenant’s brokerage commission to CB Richard Ellis in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00) pursuant to a separate contract between Landlord and CB Richard Ellis. Except as provided in the preceding sentence, each of Landlord and Tenant represents and warrants to the other that there are no claims for brokerage commissions or finder’s fees in connection with this Sixth Amendment, and agrees to indemnify the other and hold it harmless from all liabilities arising from any such claim arising from its acts, including without limitation, the cost of attorneys’ fees in connection therewith.

20. The Lease, as herein amended, is hereby ratified and confirmed by the parties and shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Sixth Amendment to Lease as of the day and year first above written, on this 19th day of January, 2007.

ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, Michigan limited partnership

By:	One Oliver-GP, Inc.,
a Michigan corporation,
its general partner

	By:	/s/ C. Michael Kojaian
C. Michael Kojaian, 2/16/07
Vice President

“LANDLORD”
ARIBA, INC., a Delaware corporation

By:	/s/ Wayne Kimber
Its:	VP, Corporate Controller

“TENANT”

EXHIBIT A

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that ARIBA, Inc., a Delaware corporation, whose address is 807 11th Avenue, Sunnyvale, California 94089 (“Seller”), for and in consideration of the sum of One Dollar ($l.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, has granted, bargained, sold and delivered, and by these presents does grant, bargain, sell and deliver, unto ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304-2876 (“Purchaser”), all office furniture located in the Surrendered Premises (the “Office Furniture”), which Office Furniture is located on the 21st, 26th, 27th, 28th, and 29th Floors of One Oliver Plaza, Pittsburg, Pennsylvania.

Seller sells and delivers the Office Furniture “as is” to Purchaser, and Seller has not made, nor shall Seller be deemed to have made, any representation or warranty, express or implied, as to the value, merchantability, quality or fitness for use or purpose of the Office Furniture. Seller warrants only that it has good and marketable title to the Office Furniture and the Office Furniture is not subject to any liens, claims, or encumbrances whatsoever.

IN WITNESS WHEREOF, this instrument is executed effective January 1, 2007 on this              day of              200    .

WITNESS:	ARIBA, Inc.,
a Delaware corporation

By:
Its:
“SELLER”

STATE OF	)
) ss:
COUNTY OF	)

The foregoing instrument was acknowledged before me this              day of              200    , by                                                  , the                                  of Ariba, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public
County,
My Commission expires:

[SEAL]